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                                                                    EXHIBIT 11.1

                              SYNC RESEARCH, INC.
                       COMPUTATION OF NET LOSS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

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                                                                          QUARTER ENDED        NINE MONTHS ENDED
                                                                          SEPTEMBER 30,          SEPTEMBER 30,
                                                                       --------------------  ---------------------
                                                                         1997       1996        1997       1996
                                                                       ---------  ---------  ----------  ---------
NET LOSS PER COMMON SHARE:
Net loss.............................................................  $  (4,587) $  (3,483) $  (13,749) $  (7,567)
Accretion of cumulative dividend and redemption value of mandatorily
  redeemable preferred stock.........................................         --       (242)         --       (775)
                                                                       ---------  ---------  ----------  ---------
Net loss attributable to common stockholders.........................  $  (4,587) $  (3,725) $  (17,749) $  (8,342)
                                                                       ---------  ---------  ----------  ---------
                                                                       ---------  ---------  ----------  ---------

Shares outstanding for computing net loss per share:
    Weighted average common and common equivalent shares outstanding used in calculating net loss per common share in accordance
      with generally accepted accounting principles..................     17,251     16,183      17,137     16,068
                                                                       ---------  ---------  ----------  ---------
                                                                       ---------  ---------  ----------  ---------
Net loss per common share............................................  $   (0.27) $   (0.23) $    (0.80) $   (0.52)
                                                                       ---------  ---------  ----------  ---------
                                                                       ---------  ---------  ----------  ---------
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